UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

LANDEC CORPORATION

     (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Transfer Agreement

On July 15, 2014, Apio, Inc. (“Apio”), a wholly-owned subsidiary of Landec Corporation (the “Company”), entered into a Stock Transfer Agreement (the “Transfer Agreement”) among Apio, Newell Capital Corporation (“Newell”) and Windset Holdings 2010 Ltd., a Canadian corporation (“Windset”). Pursuant to the Transfer Agreement, the Company has purchased from Newell 68 shares of Common Stock (the “Common Shares”) and 15,857 shares of Junior Preferred Stock (the “Junior Shares”) of Windset, for an aggregate purchase price of $11 million. The purchase of the Junior Shares represents an ownership of 8.5% of outstanding Windset Junior Preferred Stock and the purchase of the Common Shares represents a 6.8% increase in Apio’s ownership in Windset and increases Apio’s total Common Stock ownership in Windset to 26.9%.

The Common Stock and the Junior Shares, together with the $15 million of Senior Preferred Stock of Windset purchased by Apio in 2011 (the “Senior Shares”), are subject to put and call options pursuant to which Apio may exercise a put to sell its shares to Windset at a specific price or Windset may exercise a call to purchase the same shares at the same price. Under these options, beginning on February 15, 2017, Apio may elect to sell its Common Stock and Senior Shares to Windset, or Windset may elect to purchase Apio’s Common Stock and Senior Shares, in each case at a price equal to 26.9% of the then fair market value of Windset plus the original $15 million purchase price of the Senior Shares. Similarly, beginning February 15, 2020, Apio may elect to sell its Junior Shares to Windset, or Windset may elect to purchase Apio’s Junior Shares, in each case at a price of $5.1 million.

The Junior Shares are entitled to annual dividends of up to 7.5% as determined by Windset’s Board of Directors. Such dividends are payable pro rata among all holders of Junior Shares. Under the terms applicable to the Senior Shares, any dividends paid on the Junior Shares are also payable pro rata on the Senior Shares in addition to the cumulative dividends to which the Senior Shares are currently entitled.

The foregoing description of the Transfer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The full text of the press release, dated July 18, 2014, announcing the purchase of the Common Shares and the Junior Shares, is attached as Exhibit 99.1 to this Report is incorporated by reference herein.

Amendment to Credit Agreement with General Electric Capital Corporation

Apio, its wholly-owned subsidiaries, CalEx Trading Company (“CalEx”) and Greenline Logistics, Inc. (“Greenline”), and General Electric Capital Corporation (“GECC”) have entered into a Second Amendment to Credit Agreement dated as of July 17, 2014 (the “Amendment”), the terms of which are described in Item 2.03 of this Report, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2014, Apio, CalEx, Greenline and GECC entered into the Amendment, which amends the Credit Agreement dated April 23, 2012 among the parties. Under the Amendment, the parties have agreed to increase the current revolving line of credit from $25 million to $40 million, reduce the interest rate from LIBOR plus 2.0% to LIBOR plus 1.75%, extend the term to July 17, 2019 and make certain other changes.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Stock Transfer Agreement dated July 15, 2014 among Apio, Inc., Newell Capital Corporation and Windset Holdings 2010 Ltd.

10.2

Second Amendment to Credit Agreement dated July 17, 2014 among Apio, Inc., CalEx Trading Company, Greenline Logistics, Inc. and General Electric Capital Corporation (The First Amendment to the Credit Agreement dated May 17, 2013 was not considered to be material and was not filed. That amendment has been superseded by this amendment.)

99.1	Press Release dated July 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 21, 2014

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Transfer Agreement dated July 15, 2014 among Apio, Inc., Newell Capital Corporation and Windset Holdings 2010 Ltd.

10.2

Second Amendment to Credit Agreement dated July 17, 2014 among Apio, Inc., CalEx Trading Company, Greenline Logistics, Inc. and General Electric Capital Corporation (The First Amendment to the Credit Agreement dated May 17, 2013 was not considered to be material and was not filed. That amendment has been superseded by this amendment.)

99.1	Press Release dated July 18, 2014